Exhibit 10.32

CHC GROUP LTD.

2013 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between CHC Group Ltd., an exempted company with limited liability under the laws of the Cayman Islands with registered number 213521 (the “Company”) or any successor thereto, and the participant identified on the Signature Page (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are incorporated herein by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Share Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) CIC Termination: The term “CIC Termination” shall have the meaning set forth in Section 3(c) of this Agreement.

(b) Confidential Information: The term “Confidential Information” shall have the meaning set forth in Section 5(c) of this Agreement.

(c) Employment: The term “Employment” shall mean (i) the Participant’s employment if the Participant is an employee of the Company or any of its Affiliates or Subsidiaries, (ii) the Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates or Subsidiaries and (iii) the Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(d) Employment Agreement Covenants: The term “Employment Agreement Covenants” shall have the meaning set forth in Section 5(a) of this Agreement.

(e) Good Reason: The term “Good Reason” shall have the meaning set forth in any employment, consulting or similar agreement between the Participant and the Company or an Affiliate in effect on the Termination Date or any severance plan of the Company or any of its Subsidiaries in which the Participant participates, if any.

(f) Immediate Family Members: The term “Immediate Family Members” shall have the meaning set forth in Section 8(b) of this Agreement.

(g) Plan: The term “Plan” shall mean the CHC Group Ltd. 2013 Omnibus Incentive Plan, as amended from time to time.

(h) Restricted Period: The term “Restricted Period” shall have the meaning set forth in Section 3 of this Agreement.

(i) Retirement: The term “Retirement” shall mean a Termination by the Participant that occurs either: (i) on or after the date on which the Participant attains the age of sixty (60) and has completed at least five (5) years of service with the Company or any of its Subsidiaries, or (ii) on or after the date on which the Participant attains the age of fifty-five (55) and has completed at least ten (10) years of service with the Company or any of its Subsidiaries.

(j) Termination Date: The term “Termination Date” shall mean the date upon which the Participant’s Employment terminates for any reason.

2. Grant of Restricted Share Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the number of Restricted Share Units appearing on the Signature Page, subject to adjustment as set forth in the Plan. The Restricted Share Units shall vest and settle in accordance with Sections 3 and 4 hereof.

3. Restricted Period.

(a) Vesting. The Restricted Share Units granted hereunder shall be restricted during the period (the “Restricted Period”) commencing on the Date of Grant and, subject to the Participant’s continued Employment, expiring with respect to one third (33.3%) of the Restricted Share Units on each of the first, second and third anniversaries of the Date of Grant; provided, that if the Restricted Share Units are not evenly devisable by three, then no fractional units shall vest and the installments shall be as equal as possible with any smaller installments vesting first.

(b) Change in Control. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control, to the extent the acquiring or successor entity does not assume, continue or substitute for the Restricted Share Units, the Restricted Share Units shall, to the extent not then vested or previously forfeited or cancelled, (i) become fully vested and (ii) be cancelled, to the extent permitted under Section 409A of the Code, in exchange for an amount equal to the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Ordinary Shares subject to the Restricted Share Units.

(c) Termination of Employment. If the Participant’s Employment terminates for any reason, except as set forth in this Section 3(c), the Restricted Share Units shall, to the extent not then vested or previously forfeited, immediately be forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor.

(i) Death or Disability. If the Participant’s Employment terminates due to death or Disability, the Restricted Period shall expire with respect to 100% of the Restricted Share Units.

(ii) Retirement and Termination by the Company without Cause. If the Participant’s Employment is terminated (A) by the Participant due to Retirement or (B) by the Company or any of its Subsidiaries without Cause, the Restricted Period shall expire in accordance with Section 3(a) as if the Participant had continued Employment through each applicable anniversary of the Date of Grant, subject to the Participant’s compliance with the restrictive covenants set forth in Section 5 or the Employment Agreement Covenants, as applicable.

(iii) Change in Control. In the event of a Change in Control, to the extent the acquiring or successor entity does assume, continue or substitute for the Restricted Share Units, if the Participant’s Employment is terminated (A) by the Company or any of its Subsidiaries without Cause or (B) by the Participant for Good Reason, to the extent applicable, in each case, during the period commencing on the date of the consummation of a Change in Control and ending on the second anniversary thereof (either such termination, a “CIC Termination”), the Restricted Period shall expire with respect to 100% of the Restricted Share Units.

4. Settlement of Restricted Share Units.

(a) Settlement of Restricted Share Units. Upon expiration of the Restricted Period with respect to any outstanding Restricted Share Units that have not previously been forfeited in accordance with Section 3(c), the Company shall issue to the Participant as soon as practicable (but no later than March 15 of the year following the year in which the Restricted Period expires) without charge, one Ordinary Share on a fully paid basis for each Restricted Share Unit and such Restricted Share Unit shall be cancelled; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Ordinary Shares in lieu of issuing only Ordinary Shares in respect of such Restricted Share Units or (ii) defer the issuance of Ordinary Shares (or cash or part Ordinary Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing Ordinary Shares, the amount of such payment shall be equal to the Fair Market Value of the Ordinary Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Share Units.

(b) Dividend Equivalent. If on any date while Restricted Share Units are outstanding hereunder the Company shall pay any dividend on the Ordinary Shares (other than a dividend payable in Ordinary Shares), the number of Restricted Share Units granted to the Participant shall, as of such dividend payment date, be increased by a number of Restricted Share Units equal to the greatest number of whole Ordinary Shares having a Fair Market Value, as of the payment date for such dividend, equal to the product of (i) the cash dividend paid with respect to an Ordinary Share multiplied by (ii) the number of Restricted Share Units granted hereunder as of the record date for the dividend. The additional Restricted Share Units shall be subject to the same terms and conditions, including forfeiture and settlement terms, as the corresponding Restricted Share Units.

5. Confidential Information; Covenant Not to Compete/Not to Solicit.

(a) Sections 5(b), (c), (d) and (e) below do not apply to the extent the Participant is subject under a written employment agreement between the Participant and the Company or an Affiliate thereof to obligations or restrictions relating to confidential information, non-solicitation and non-competition that are set out in such employment agreement and such Participant remains bound by all of the provisions in the employment agreement including any provisions contained therein relating to confidential information, non-competition and non-solicitation (such provisions, the “Employment Agreement Covenants”).

(b) In this Section 5, the following words and phrases shall have the following meanings:

(i) “Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

(ii) “Restricted Business” means any business carried on by the Company or its Affiliates as of the Restriction Date with which the Participant was involved to a material extent at any time during the period of twelve (12) months ending on the Restriction Date.

(iii) “Restricted Customer” means any Person who at any time during the period of twelve (12) months ending on the Restriction Date was a customer of, a client of, or otherwise in the habit of dealing with, the Company and its Affiliates and with whom or which the Participant dealt to a material extent or for whom or which the Participant was responsible on behalf of the Company or its Affiliates during that period.

(iv) “Restriction Date” means the Participant’s Termination Date.

(v) “Restricted Employee” means any individual who, at the Restriction Date was an employee of the Company or its Affiliates and who could materially damage the interest of the Company or any of its Affiliates if he became employed in any business concern in competition with any Restricted Business and with whom the Participant worked closely during the period of twelve (12) months ending on the Restriction Date.

(c) In consideration of the Company granting the Restricted Share Units hereunder to the Participant, the Participant hereby agrees, effective as of the date hereof, that without the Company’s prior written consent, the Participant shall not, directly or indirectly, (i) at any time during or after the Participant’s Employment, disclose any Confidential Information (as defined below) pertaining to the business of the Company or any of its Affiliates (except when required to perform the Participant’s duties to the Company or one of its Affiliates, or required by law or judicial process) or disparage the Company or any of its Affiliates; or (ii) at any time during the Participant’s Employment and for a period of twelve (12) months following the Participant’s Restriction Date, directly or indirectly (A) act as a proprietor, director, officer, employee, consultant, or partner in any business concern which is in competition with the Restricted

Business, or have an investment in any such business that represents more than ten percent (10%) of all investments in such business or hold securities in any such business that represents more than ten percent (10%) of ownership (in value or in voting) of any such business, (B) solicit Restricted Customers of the Company or any of its Affiliates to terminate their relationship with the Company or any of its Affiliates or otherwise solicit Restricted Customers to compete for any Restricted Business or (C) solicit or offer employment to any Restricted Employee. If the Participant is bound by any other agreement with the Company or any of its Affiliates regarding the use or disclosure of Confidential Information, the provisions of this Section 5 shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information. “Confidential Information” shall mean all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans or any proprietary or confidential information, documents, or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing and other non-public, proprietary, and confidential information.

(d) Notwithstanding Section 5(c) hereof, if at any time a court holds that the restrictions stated in such Section 5(c) hereof are unreasonable or otherwise unenforceable under circumstances then existing, the Company and the Participant agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. The Participant further recognizes the global nature of the Company’s and its Affiliates’ business. Because the Participant’s services are unique and because the Participant has had access to Confidential Information, the Company and the Participant agree that money damages will be an inadequate remedy for any breach of Section 5(c) hereof. In the event of a breach or threatened breach of Section 5(c) hereof, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favour, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(e) Repayment of Proceeds. In the event that the Participant materially breaches any of the provisions of Section 5 hereof or the Employment Agreement Covenants, as applicable, then the Participant shall be required (in addition to any other remedy available (on a non-exclusive basis)) to pay to the Company, within ten business days following the first date on which the Participant first breaches such provisions, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, the Restricted Share Units issued hereunder. For purposes of this section, a material breach would be one or more breaches that cause, individually or in the aggregate, damages to the Company, 6922767 Holding (Cayman) Inc., an Affiliate, First Reserve Fund XI, L.P. or First Reserve Fund XII, L.P. in excess of US$50,000.

6. Rights as a Shareholder; Register of Members. Except as expressly provided herein, the Participant shall not have any rights of a holder of Ordinary Shares of the Company unless and until the Participant is entered into the internal register of members maintained by the Company pursuant to the terms of the Act in respect to such Ordinary Shares pursuant to Section 3 above. Promptly after the issuance of Ordinary Shares to the Participant in accordance with Section 4(a) above, the Company shall update the internal register of members maintained by the Company pursuant to the terms of the Act to reflect the issue of such Ordinary Shares to the Participant. Certificates evidencing the Ordinary Shares may be issued by the Company in accordance with the terms of the Articles.

7. No Right to Continued Employment. Neither the Plan nor this Agreement nor the granting of the Restricted Share Units hereunder shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

8. Transferability.

(a) The Participant agrees not to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Share Units at any time other than by will or by the laws of descent and distribution; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) Notwithstanding the foregoing and subject to Section 14(b) of the Plan, the Restricted Share Units may be transferred to: (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

9. Withholding.

(a) The Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, from any Ordinary Shares or from any compensation (including from payroll or any other amounts payable to the Participant) the amount (in cash, Ordinary Shares, or other property) of any required withholding taxes in respect of a Restricted Share Unit award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and other taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability.

(b) Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may, subject to applicable law, satisfy, in whole or in part, the foregoing withholding liability by surrender for nil value of Ordinary Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) to the

Company or by having the Company withhold from the number of Ordinary Shares otherwise issuable to the Participant hereunder Ordinary Shares with a Fair Market Value not in excess of the statutory minimum withholding liability. The Participant agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with this Restricted Share Unit award.

10. Securities Laws. Upon the expiration of the Restricted Period with respect to any Restricted Share Units and issuance of Ordinary Shares pursuant to Section 4, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement.

11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Treasurer and a copy to the General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

13. Restricted Share Units Subject to Plan. The Participant acknowledges that the Participant has received and read a copy of the Plan. The Restricted Share Units granted hereunder are subject to the terms and provisions of the Plan, as may be amended from time to time, and which are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

Name:

[Signature Page – RSU Agreement]

Agreed and accepted:

CHC GROUP LTD.

By:
Its:

Dated:

Restricted Share Units	[—]

[Signature Page – RSU Agreement]